KIM C. CASSWELL

23209 – 23rd Ave.
Maple Ridge, B.C., V2X OR2

May 15, 2004

Eurasian Minerals Inc. ("Eurasian")

9th Floor, 570 Granville St.

Vancouver, B.C., V6C 3P1

Att: Mr. Dave Cole, President

Sanu Resources Ltd. ("Sanu")

9th Floor, 570 Granville St.

Vancouver, B.C., V6C 3P1

Att: Mr. Michael Winn, President

Esperanza Silver Corporation. ("Esperanza")

9th Floor, 570 Granville St.

Vancouver, B.C., V6C 3P1

AU: Mr. William Pincus, President

Gentlemen:

This letter shall serve as our agreement setting forth the terms and conditions of the corporate/legal consulting services which I, as an independent contractor am prepared to accept.

My fees will be divided equally and applied as to one-third to each of Eurasian, Sanu and Esperanza (collectively "the Companies"). I understand that I will be paid an hourly rate of Cdn.$33.00 per hour up to a maximum of 8 hours a day including week-ends, and that no premium rate will be charged or applied by me for extra hours per day or holidays unless expressly agreed to by the appropriate representatives of the Companies. It is also agreed that the Companies will reimburse me for all reasonable travel expenses, including car rentals, food and lodging and sundry expenses, and all other out of pocket expenses incurred in connection with the provision of consulting services subject: to the prior approval of the appropriate representatives of the Companies.

I understand that nothing shall create the relationship of employer and employee and I that am responsible for my remitting and paying my own taxes, both Provincial and Federal including Canada Pension Plan, and that I will not make any claims for unemployment compensation.

It is further understood that any parties hereto may for any reason and in their sole discretion terminate this agreement by giving thirty (30) days written notice to the other to that effect and that all fees owing and expenses incurred by me shall be paid by the Companies to the effective date of termination.

I also acknowledge that I shall take all reasonable precautions to ensure and keep confidential any information disclosed to me by the Companies and shall prohibit access by any other persons to the information in the absence of written permission for such access by the Companies.

If the foregoing is acceptable to you, please indicate by signing the enclosed duplicate copy of this letter where indicated below and returning it to me, whereupon this letter shall constitute an agreement between us.

Yours truly,

/s/ Kim C. Casswell____________

Kim C. Casswell

CONTRACTOR

Agreed to this

day of May, 2004.
EURASIAN MINERALS INC.

David M. Cole, President SANU RESOURCES LTD.

Michael D. Winn, President

ESPERANZA SILVER CORPORATION

William Pincus, President

I also acknowledge that I shall take all reasonable precautions to ensure and keep confidential any information disclosed to me by the Companies and shall prohibit access by any other persons to the information in the absence of written permission for such access by the Companies.

If the foregoing is acceptable to you, please indicate by signing the enclosed duplicate copy of this letter where indicated below and returning it to me, whereupon this letter shall constitute an agreement between us.

Yours truly,

/s/ Kim Casswell______________

Kim Casswell

Agreed to this 13 day of May, 2004. EURASIAN MINERALS INC.

David M. Cole, President SANU RESOURCES LTD.

Michael D. Winn, President

ESPERANZA SILVER CORPORATION

/s/ William Pincus

William Pincus, President

I also acknowledge that I shall take all reasonable precautions to ensure and keep confidential any information disclosed to me by the Companies and shall prohibit access by any other persons to the information in the absence of written permission for such access by the Companies.

If the foregoing is acceptable to you, please indicate by signing the enclosed duplicate copy of this letter where indicated below and returning it to me, whereupon this letter shall constitute an agreement between us.

Yours truly,

/s/ Kim Casswell

Agreed to this 12th day of May, 2004.

Michael D. Winn, President

ESPERANZA SILVER CORPORATION

William Pincus, President